                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant                            [x]
Filed by a Party other than the Registrant         [ ]

Check the appropriate box:

[x]      Preliminary Proxy Statement
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section  240.14a-11(c) or
         Section  240.14a-12

                           Spatial Technology Inc.
--------------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

                            SPATIAL TECHNOLOGY INC.
                          2425 55TH STREET, SUITE 100
                            BOULDER, COLORADO 80301

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 8, 1997

TO THE STOCKHOLDERS OF SPATIAL TECHNOLOGY INC.:

     NOTICE IS HEREBY GIVEN THAT THE ANNUAL MEETING OF STOCKHOLDERS OF SPATIAL TECHNOLOGY INC., a Delaware corporation (the "Company"), will be held on Thursday, May 8, 1997 at 9:00 a.m. local time at the offices of Regal Harvest House Hotel, 1345 28th Street, Boulder, Colorado, 80302, for the following purposes:

1. To elect directors to serve for ensuing terms of one to three years (one year if Proposal No. 2 is not approved) and until their successors are elected and qualified.

2. To approve an amendment to the Company's Restated Certificate of Incorporation to provide for the classification of the Board of Directors into three classes with staggered terms.

3. To ratify the selection of KPMG Peat Marwick LLP as independent auditors of the Company for its fiscal year ending December 31, 1997.

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on March 21, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                            By Order of the Board of Directors

                                                 /s/ MARK C. VELLEQUETTE

                                            ------------------------------------
                                                    Mark C. Vellequette
                                                         Secretary

Boulder, Colorado
April   , 1997

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

     INVESTORS MAY REQUEST ADDITIONAL INFORMATION REGARDING SPATIAL TECHNOLOGY INC., INCLUDING A COPY OF THE FORM 10-KSB FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, FREE OF CHARGE. PLEASE ADDRESS YOUR REQUEST TO: MARK C. VELLEQUETTE, SPATIAL TECHNOLOGY INC., 2425 55TH STREET, SUITE 100, BOULDER, COLORADO 80301.

                            SPATIAL TECHNOLOGY INC.
                          2425 55TH STREET, SUITE 100
                            BOULDER, COLORADO 80301

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                 TO BE HELD ON
                                  MAY 8, 1997

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Spatial Technology Inc., a Delaware corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on May 8, 1997 at 9:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Regal Harvest House Hotel, 1345 28th Street, Boulder, Colorado, 80302. The Company intends to mail this proxy statement and accompanying proxy card on or about April 3, 1997, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Common Stock at the close of business on March 21, 1997 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 21, 1997 the Company had outstanding and entitled to
vote          shares of Common Stock.

     Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     The holders of a majority of the shares entitled to vote, present in person or represented by proxy, constitute a quorum. The affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote is required for election of directors. The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to amend the Company's Restated Certificate of Incorporation, ratify the selection of the Company's auditors or to take action with respect to any other matter as may be properly brought before the Annual Meeting.

     With regard to election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and have no effect.

     Abstentions may be specified on the proposal to ratify the selection of the Company's auditors. Abstentions will be considered present and entitled to vote at the meeting and, therefore, will have the effect of a negative vote on this proposal.

     Broker non-votes will be considered present for purposes of the establishment of a quorum, but will have no effect on the outcome of the election of directors or the ratification of the selection of the Company's auditors.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, Spatial Technology Inc., 2425 55th Street, Suite 100, Boulder, Colorado 80301, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

     Proposals of stockholders that are intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company not later than March 9, 1998 in order to be included in the proxy statement and proxy relating to that Annual Meeting.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     There are six nominees for the six Board positions presently authorized by the Board of Directors in accordance with the Company's Restated Bylaws. Each nominee listed below is currently a director of the Company. If Proposal No. 2, Classified Board Amendment, is approved, then the Company will have a classified Board of Directors, and two directors, Messrs. Nazem and Sowar, will be elected for terms expiring at the 1998 Annual Meeting of Stockholders (Class I), two directors, Messrs. Barak and Hull, will be elected for terms expiring at the 1999 Annual Meeting of Stockholders (Class II) and two directors, Messrs. Sisson and Gill, will be elected for terms expiring at the 2000 Annual Meeting of Stockholders (Class III). If the Classified Board Amendment is not approved, each director elected will be elected to serve until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal.

     Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES

     The names of the nominees and certain information about them are set forth below:

                    NAME                       AGE           POSITION HELD WITH THE COMPANY
                    ----                       ---           ------------------------------
Fred F. Nazem(1).............................  56    Chairman of the Board of Directors
Richard M. Sowar.............................  52    Chief Executive Officer and Director
Jerry T. Sisson..............................  58    President, Chief Operating Officer and Director
Philip E. Barak(1)(2)........................  45    Director
H. Robert Gill(2)............................  60    Director
H. Thomas Hull(2)............................  38    Director

---------------

(1) Member of the Compensation Committee

(2) Member of the Audit Committee

     Fred F. Nazem has served as Chairman of the Board of Directors of the Company since its inception in 1986. Since 1981, Mr. Nazem has been President of Nazem Inc. and Managing Partner of the general partner of several Nazem & Company venture capital limited partnerships, which finance and strategically guide growing electronics and medical companies. He currently serves as a director of Tegal Corporation, Oxford Health Plans, Inc. and Genesis Health Ventures, Inc., as well as a number of privately held firms. Mr. Nazem holds a B.S. in biochemistry from Ohio State University, an M.S. in Physical Chemistry from the University of Cincinnati and an M.B.A. from Columbia University.

     Richard M. Sowar founded the Company in 1986 and has served as its Chief Executive Officer since April 1994. He has served as a Director of the Company since 1986. Mr. Sowar served as Treasurer of the Company from 1986 to 1988, Vice President from 1986 to 1992, and Senior Vice President, Advanced Technology from 1992 to 1994. From 1980 to 1986, Mr. Sowar served as Vice President, Research and Development of Graftek, Inc., a CAD/CAM software company. Previously, he was a research associate at Bell Laboratories. Mr. Sowar received a B.S. in Mathematics from Marietta College and an M.S. in

Operations Research from the University of Dayton and completed doctoral studies in Computer Science at the University of Colorado.

     Jerry T. Sisson became President, Chief Operating Officer and Director in April 1994. He joined the Company in June 1993 as Vice President, North American Sales. Between 1990 and 1993, Mr. Sisson was responsible for international sales at Visual Numerics, Inc., a graphics software company, and, prior to the merger which formed Visual Numerics, he served as Vice President, Worldwide Sales at Precision Visuals, Inc. Previously, Mr. Sisson held various senior management positions at Auto-Trol Technology Corp., a CAD/CAM software company. Mr. Sisson holds a B.S. in Business Management from Fairleigh Dickenson University.

     Philip E. Barak has served as a Director of the Company since October 1994. Mr. Barak joined Nazem Inc. in 1983 as Chief Financial Officer and is a special limited partner of Nazem & Associates II, L.P., which is the general partner of Nazem & Company II, L.P. Additionally, he is a general partner of Nazem & Associates IV, L.P., the general partner of Nazem & Company IV, L.P., an affiliated venture capital fund. Mr. Barak has served as a director of various privately held companies and has served as a director of Consep, Inc. since June 1996. Mr. Barak holds a B.S. in Accounting from Rider College and is a Certified Public Accountant.

     H. Robert Gill has served as a director of the Company since December 1996. Mr. Gill has served as President of the Topaz Group, a provider of board consulting services, since April 1996. Before joining the Topaz Group, Mr. Gill served as Senior Vice President and President, Enhanced Products Group of Frontier Corporation following its merger with ALC Communications Corporation ("ALC") in December 1995. From January 1989 until the time of such merger, Mr. Gill served as President and Chief Executive Officer of ConferTech International, a subsidiary of ALC. Mr. Gill currently serves as a director of Topro, Inc., Online Systems, Inc., Qualmark and MOSAIX, Inc. Mr. Gill received a B.E.E. from Indiana Institute of Technology, a M.S.E.E. from Purdue University and an M.B.A. from Pepperdine University.

     M. Thomas Hull has served as a Director of the Company since December 1996. Mr. Hull joined Visio Corporation ("Visio") in July 1994 as Third Party Sales Manager and was promoted to Director of Corporate and Strategic Sales in June 1996 where he currently manages a sales team focusing on corporate and strategic licensing of Visio's products. From December 1991 to June 1994, Mr. Hull held a management position at Traveling Software, Inc. ("TSI") where he managed sales of TSI products and technologies. He holds a B.S. in Electrical Engineering from the University of Washington.

                                   PROPOSAL 2

        TO APPROVE AN AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR THE CLASSIFICATION OF THE BOARD INTO THREE CLASSES WITH STAGGERED TERMS.

     In February 1996, the Board of Directors unanimously approved, subject to stockholder approval, an amendment to the Company's Restated Certificate of Incorporation to provide for a classified board (the "Classified Board Amendment") designed to provide continuity and stability to the management of the Company and to render certain hostile takeovers of the Company more difficult. This proposal does not reflect knowledge on the part of the Board of Directors or management of any proposed takeover or other attempt to acquire control of the Company. The proposed form of Restated Certificate of Incorporation (the "Certificate") containing the terms of the Classified Board Amendment is set forth in Exhibit A hereto, and the description of the Certificate herein is qualified in its entirety by reference to such Exhibit A.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to amend the Company's Restated Certificate of Incorporation to provide for the Classified Board Amendment.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

GENERAL

     Under existing provisions of the Company's Restated Certificate of Incorporation and Restated Bylaws, directors of the Company are elected annually for terms of one year. Delaware corporate law provides that the Certificate of Incorporation of a corporation may provide that directors be divided into a maximum of three classes. The Classified Board Amendment will divide the directors into three equal classes. After an interim arrangement, as described below, the directors of each class will serve for three-year terms and the term of one class will expire each year.

     To implement the classified board, the Classified Board Amendment will permit Class I, Class II and Class III directors initially to be elected at the 1997 Annual Meeting of Stockholders for terms of one year, two years and three years, respectively (see "Proposal 1 -- Election of Directors" above). If the Classified Board Amendment is adopted, Class I directors elected at the 1997 Annual Meeting will hold office until the 1998 Annual Meeting of Stockholders, Class II directors elected at the annual meeting will hold office until the 1999 Annual Meeting of Stockholders and Class III directors elected at the annual meeting will hold office until the 2000 Annual Meeting of Stockholders. At each annual meeting of stockholders, commencing with the 1998 Annual Meeting of Stockholders, directors elected to succeed those in the class whose terms then expire will be elected for a three-year term so that the term of one class of directors will expire each year. If the Classified Board Amendment is adopted, the classified board structure will apply to each future election of directors. After the 1997 Annual Meeting of Stockholders, stockholders will elect only one-third of the directors at each annual meeting of stockholders. Thus, two annual meetings will be required to change a majority of the members of the Board, while at present, the composition of a majority of the Board can be changed at one annual meeting. If a director ceases to serve as such prior to the expiration of his term (a "Resigning Director"), the Board may appoint a replacement to serve for the period of time remaining on the term of the seat vacated by the Resigning Director.

PURPOSE AND EFFECT OF AMENDMENT

     The Board believes that the Classified Board Amendment is in the best interests of the Company and its stockholders. Board classification will help lend continuity and stability to the management of the Company. Following adoption of the classified board structure, at any given time two-thirds of the members of the Board will generally have experience as directors of the Company. The Board believes that this will facilitate long-range business planning, strategic planning and policy making and will have a positive impact on customer and employee loyalty. By providing that directors will serve three-year terms rather than one-year terms, the likelihood of continuity in the policies of the Board will be enhanced.

     The Board of Directors also believes that it is in the best interests of the Company and its stockholders to adopt measures, such as the Classified Board Amendment, designed to render certain hostile takeover attempts more difficult. Takeover attempts that have not been negotiated or approved by the Board of Directors can seriously disrupt the business and management of the Company and present to stockholders the risk of terms which may be less favorable than would be available in a Board-approved transaction. Board-approved transactions may be carefully planned and undertaken at an opportune time in order to obtain maximum value for the Company and all of its stockholders with due consideration to matters such as the recognition or postponement of gain or loss for tax purposes, the management and business of the acquiring corporation and maximum strategic deployment of corporate assets. The delay afforded by the Classified Board Amendment will also help ensure that the Board will have sufficient time to review and consider appropriate alternatives to the proposal and to act in what it believes to be the best interests of the stockholders. Because the effect of the Classified Board Amendment is to make it more difficult for stockholders to change the composition of the Board in a relatively short period of time, the Classified Board Amendment may force those seeking to assume control of the Company to negotiate with management which may lead to a more favorable price for stockholders in any transaction to assume control. Hostile takeovers of publicly-owned companies and certain acts of self-dealing between the Company principal stockholders, including the use of the Company's assets to pay for the cost of acquiring the shares, may result in dissimilar and unfair treatment of stockholders and are highly disruptive to the affairs of the Company. The Board believes that all stockholders should receive fair and equitable treatment in the event of an attempt to gain control of the Company. The Classified Board Amendment is designed, in part, to reduce the vulnerability of the Company to an unsolicited takeover proposal, particularly a proposal that does not contemplate the acquisition of all of the Company's outstanding shares. The Board believes it is desirable to implement a classified board structure to help ensure the continuity and stability of management. The Classified Board Amendment would not prevent a negotiated acquisition of the Company with the cooperation of the Board but allows the Board to preserve control of the process for the sale of the Company.

     The existence of a classified Board may deter "creeping acquisitions" in which a person or group seeks to acquire (i) a controlling position without paying a normal control premium to the selling stockholders; (ii) a position sufficient to exert control over the Company through a proxy contest or otherwise; or (iii) a block of stock with a view toward attempting to promote a sale or liquidation or a repurchase by the Company of the block at a premium, or an exchange of the block for assets of the Company. Faced with a classified Board of Directors, such a person or group would have to assess carefully its ability to control or influence the Company. Absent the necessity to act in response to an immediately threatened change in control, the Board of Directors will have the ability to act in a more careful and deliberative manner and implement appropriate business judgment in response to a creeping acquisition.

     The Board of Directors recognizes that hostile takeover attempts do not always have the unfavorable consequences or effects described above and may frequently be beneficial to the stockholders, providing all of the stockholders with considerable value for their shares. Potential acquirers often seek to obtain control of a company by acquiring a majority of the outstanding shares of such company and then using that voting power to remove the existing directors and replace them with directors chosen by the acquirer. Making it more difficult to remove management would, at a minimum, delay this strategy, thereby making it more difficult for a potential acquirer to effect a takeover of the Company without the cooperation of the existing Board. Thus, the overall effect of this proposal may render more difficult the accomplishment of mergers or the assumption of control by a principal stockholder, even if the reason for the desired change in management is inadequate performance. The effect of making removal of management more difficult may be the continuation of management tenure even if the removal of management is desired by more than a majority of the stockholders and would be beneficial to stockholders. This duty offsets to an extent the potential disadvantages to stockholders of the Classified Board Amendment.

     The Board of Directors has considered the potential disadvantages and has unanimously concluded that the potential benefits of the proposed changes outweigh their possible disadvantages. This proposal does not reflect knowledge on the part of the Board of Directors or management of any proposed takeover or other attempt to acquire control of the Company. A classified board structure ensures that the Company, its management and the stockholders are protected from the negative effects of an unapproved change in control of the Company and to provide continuity and stability to the management of the Company. Management has no current intention to propose other measures designed to discourage takeovers apart from those already adopted or proposed in this proposal, although additional measures may be proposed if warranted from time to time in the judgment of the Board of Directors.

CURRENT ANTI-TAKEOVER MEASURES IN EFFECT

     The Company has previously adopted certain measures that may have the effect of delaying, deterring or preventing certain takeover attempts, as follows:

     No Provision for Cumulative Voting. Under Delaware law, unless a company's certificate of incorporation specifies otherwise, stockholders may not cumulate votes for the election of directors. Cumulative voting permits the holder of each share of stock entitled to vote in the election of directors to cast that number of votes equal to the number of directors to be elected. The holder may allocate all votes represented by a share to a single candidate or may allocate those votes among as many candidates as such stockholder chooses. Thus, a stockholder with a significant minority percentage of the outstanding shares may be able to elect one or more directors if voting is cumulative. Absent cumulative voting, a stockholder may vote no more than one vote per share for any one candidate. The Company's current Restated Certificate of Incorporation does not provide for cumulative voting.

     Advance Notice Required for Stockholder Proposals and Director Nominations. The Company's Restated Bylaws provide that a stockholder must provide notice not less than sixty but not more than ninety days prior to the date of the first anniversary of the previous year's annual meeting to have a stockholder proposal or director nomination brought before an annual meeting. This requirement is designed to give the Board adequate time to evaluate any stockholder proposal and to include it in the Company's proxy statement and guarantees that all stockholders will have adequate time to consider any stockholder nominations and proposals.

     Ability to Issue Preferred Stock. The Board has authority under the Company's current Restated Certificate of Incorporation to issue up to 2,500,000 shares of preferred stock with the voting and economic rights determined by the Board. The existence of this authorized but unissued class of stock may make it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company, thereby delaying, deferring or preventing a change in control of the Company. Furthermore, such preferred stock may have other rights, including economic rights senior to the Common Stock, and, as a result, the issuance thereof could have a material adverse effect on the market value of the Common Stock. The Company has no present plans to issue any shares of preferred stock.

     Acceleration of Vesting of Options upon Change of Control. Options granted to directors, employees or consultants of the Company pursuant to the 1996 Equity Incentive Plan and options granted to non-employee directors of the Company pursuant to the 1996 Non-Employee Directors' Plan fully vest upon certain changes of control. More specifically, in the event of a (1) dissolution, liquidation or sale of substantially all of the assets of the Company, (2) a merger or consolidation in which the Company is not the surviving corporation, (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock are converted, by virtue of the merger, into other property whether in the form of securities, cash or otherwise or (4) certain other capital reorganizations, options outstanding under the 1996 Equity Incentive Plan and the 1996 Non-Employee Directors' Plan become fully vested immediately prior to such transaction. This has the effect of increasing the number of shares held by directors and officers of the Company in the event of a takeover of the Company, thus rendering it more difficult for a potential acquirer to acquire a majority of the outstanding voting stock of the Company and thereby obtain control of the Company.

     No Provision for Stockholders to Act by Written Consent. The Company's Restated Bylaws do not allow the Company's stockholders to take action by written consent; rather stockholders may only take action at an annual or special meeting of stockholders. This may prevent the Company's stockholders from taking action quickly.

     Special Meetings of the Stockholders. Pursuant to the Company's Restated Bylaws, special meetings of the stockholders of the Company may only be called by the Chairman of the Board of Directors, the Chief Executive Officer, a majority of the Board of Directors or upon the written request of the holders of not less than two-thirds of all votes entitled to be cast at the meeting. Upon receipt of such written request, the Board of Directors determines the time and place of the stockholders' meeting which must be no less than thirty-five nor more than one hundred twenty days after the date of the receipt of the request. This provision renders it difficult for the stockholders to convene a special meeting in a short period of time and, therefore, to act quickly.

     Removal of Directors. Directors may be removed from the Board either with cause by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of voting stock of the Company or without cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent of the voting power of all the then-outstanding shares of voting stock of the Company. This provision renders it difficult for a potential acquirer to obtain control of the Board without acquiring at least sixty-six and two-thirds percent of the voting power of the Company.

     Delaware Law. Additionally, the Company is subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which prohibits the Company from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. The application of
Section 203 may have the effect of delaying or preventing a change in control of the management of the Company.

                                   PROPOSAL 3

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1997 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. KPMG Peat Marwick LLP has audited the Company's financial statements since fiscal year 1992. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of KPMG Peat Marwick LLP as the Company's independent auditors is not required by the Company's Restated Bylaws or otherwise. However, the Board is submitting the selection of KPMG Peat Marwick LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of KPMG Peat Marwick LLP.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 10, 1997 by: (i) each director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                              BENEFICIAL OWNERSHIP(1)
                                                              ------------------------
                                                               NUMBER        PERCENT
                  NAME OF BENEFICIAL OWNER                    OF SHARES    OF TOTAL(2)
                  ------------------------                    ---------    -----------
Nazem and Company(3)........................................  2,149,958       28.94%
  645 Madison Avenue
  New York, NY 10022
New York Life Insurance Company(4)..........................    824,291       11.09
  51 Madison Avenue, Room 206
  New York, NY 10010
Hewlett-Packard Company.....................................    456,809        6.15
  3404 East Harmony Road
  Fort Collins, CO 80525
Fred F. Nazem(5)............................................  2,189,124       29.46
Richard M. Sowar(6).........................................    332,802       *
Jerry T. Sisson(7)..........................................    104,497       *
Philip E. Barak(8)..........................................     22,500       *
H. Robert Gill(9)...........................................     18,000       *
M. Thomas Hull(10)..........................................     18,000       *
Mark C. Vellequette(11).....................................     70,857       *
Douglas G. Hakala(12).......................................     10,582       *
Karlheinz Peters(13)........................................     66,665       *
Donald E. Sefton(14)........................................     57,619       *
All directors and executive officers as a group (11
  persons)(15)..............................................  2,890,646       38.91

---------------

  *  Less than one percent.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options and warrants currently exercisable within 60 days of March 10, 1997, are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

 (2) Percentage of ownership is based on 7,429,799 shares of Common Stock outstanding.

 (3) Consists of 362,673 shares held by Nazem & Company L.P., a Delaware limited partnership, 1,787,285 shares held by Nazem & Company II, L.P., a Delaware limited partnership, (including 66,666 shares of common stock issuable upon exercise of outstanding warrants) (collectively, "Nazem and Company"). Mr. Nazem, a director of the Company, is a general partner of Nazem & Associates, L.P. and Nazem & Associates II, L.P., the general partners of Nazem & Company L.P. and Nazem & Company II, L.P., respectively. Mr. Nazem, on behalf of Nazem and Company, exercises discretionary voting and dispositive power over such shares. Mr. Nazem disclaims beneficial ownership of the shares held by Nazem and Company except to the extent of his pecuniary interest therein arising from his general partnership interest therein.

 (4) Includes 58,981 shares of common stock issuable upon exercise of outstanding warrants.

 (5) Includes 22,500 shares subject to stock options that are exercisable within 60 days of March 10, 1997 and 16,666 shares held by Nazem Inc. Defined Benefit Plan. Also includes 2,149,958 shares (including 66,666 shares of common stock issuable upon exercise of outstanding warrants) held by Nazem and Company, with regard to which Mr. Nazem disclaims beneficial interest, except to the extent of his pecuniary interest therein arising from his general partnership interests in Nazem & Associates, L.P. and Nazem & Associates II, L.P.

 (6) Includes 130,833 shares subject to stock options that are exercisable within sixty (60) days of March 10, 1997.

 (7) Includes 104,165 shares subject to stock options that are exercisable within sixty (60) days of March 10, 1997.

 (8) Consists of 22,500 shares subject to stock options that are exercisable within sixty (60) days of March 10, 1997.

 (9) Consists of 18,000 shares subject to stock options that are exercisable within sixty (60) days of March 10, 1997.

(10) Consists of 18,000 shares subject to stock options that are exercisable within sixty (60) days of March 10, 1997.

(11) Includes 68,747 shares subject to stock options that are exercisable within sixty (60) days of March 10, 1997.

(12) Includes 1,415 shares subject to stock options that are exercisable within sixty (60) days of March 10, 1997.

(13) Consists of 66,665 shares subject to stock options that are exercisable within sixty (60) days of March 10, 1997.

(14) Includes 56,250 shares subject to stock options that are exercisable within sixty (60) days of March 10, 1997.

(15) Includes shares included pursuant to notes (5)-(14).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. All such reports required to be filed during the fiscal year ended December 31, 1996 were filed.

                                   MANAGEMENT

EXECUTIVE OFFICERS

     The executive officers of the Company are as follows:

              NAME                  AGE                            POSITION
              ----                  ---                            --------
Richard M. Sowar................    52     Chief Executive Officer
Jerry T. Sisson.................    58     President and Chief Operating Officer
Mark C. Vellequette.............    33     Vice President, Finance and Administration and Secretary
Ronald E. Davidson..............    41     Vice President, Pacific Rim Sales
Douglas G. Hakala...............    50     Vice President, ACIS Development
Karlheinz Peters................    47     Vice President, European Sales
Donald E. Sefton................    44     Vice President, North American Sales

---------------

See "Proposal 1 -- Election of Directors" for the biographies of Mr. Sowar and Mr. Sisson.

     Mark C. Vellequette joined the Company in July 1993 as Corporate Controller and became Director of Finance in February 1994, Secretary in July 1994 and Vice President, Finance and Administration in January 1995. From 1986 to 1993, Mr. Vellequette held a variety of finance positions at Intel Corporation, most recently as a finance manager in the Microprocessor Products Group supporting the Intel 486 product line. He received a B.S. in Commerce, Finance from Santa Clara University and an M.B.A. from Santa Clara University's Leavey School of Business.

     Ronald E. Davidson has served as Vice President, Pacific Rim Sales since August 1993. Between April 1992 and August 1993, Mr. Davidson served as Vice President, Worldwide Sales at Workgroup Technology Corporation, a product data management software company, where he was responsible for worldwide sales and marketing programs. From November 1990 to August 1991 he served as Vice President, Worldwide Sales, Marketing and Customer Service at CAD Information Systems, Inc., a software company, where his responsibilities included marketing and product strategy. Mr. Davidson holds a B.S. in Industrial Management and Economics from Carnegie-Mellon University and an M.B.A. from Pepperdine University.

     Douglas G. Hakala joined the Company in 1989 as Director of ACIS Software Development and became Vice President, ACIS Development in February 1997. Prior to 1989, Mr. Hakala served as Manager of the Geometric Modeling Group at Unicad Incorporated, a software company. Mr. Hakala holds a B.A. and M.A. in Mathematics from the University of Michigan and also completed doctoral studies in Computer Science at the University of Michigan.

     Karlheinz Peters joined the Company in June 1993 as Vice President, European Sales. From 1986 to June 1993, Mr. Peters held a variety of positions at Auto-Trol Technology, a CAD/CAM software company, including General Manager, Europe, and Managing Director, Germany. In 1991, Mr. Peters was promoted to General Manager, Europe where he was responsible for the European sales and services activities of the company. Mr. Peters received a degree in Electrical Engineering from the State Engineer School for Machine Technology in Germany.

     Donald E. Sefton joined the Company in January 1996 as Vice President, North American Sales. Mr. Sefton served as Vice President, Worldwide Sales and Marketing from May 1995 to January 1996 at GeoGraphix Inc., a geophysical modeling software company, which was acquired by Landmark Graphics Corp. in June 1995. Between January 1978 and May 1995, Mr. Sefton held a variety of sales and marketing positions at IBM, Precision Visuals/Visual Numerics and Prime Computers, Inc. Mr. Sefton received a B.S. in Computer Science and an M.B.A. from Northeastern University.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended December 31, 1996 the Board of Directors (the "Board") held seven meetings. The Board has an Audit Committee and a Compensation Committee. The Audit Committee held two meetings and the Compensation Committee did not hold any meetings during the fiscal year ended December 31, 1996.

     The Audit Committee consists of Philip E. Barak, H. Robert Gill and M. Thomas Hull. The Audit Committee makes recommendations to the Board regarding the selection of independent auditors, reviews the results and scope of the audit and other services provided by the Company's independent certified public accountants and reviews the Company's balance sheet, statement of operations and statement of cash flows for each interim period.

     The Compensation Committee consists of Fred F. Nazem and Philip E. Barak. The Compensation Committee makes recommendations to the Board concerning salaries and incentive compensation for officers and employees of the Company.

     During the fiscal year ended December 31, 1996, each director attended every meeting of the Board and each of the committees on which he served, held during the period for which he was a director or committee member, respectively.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

     Each director of the Company is entitled to be reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at each meeting of the Board of Directors.

     Each non-employee director of the Company also receives stock option grants pursuant to the 1996 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). Only directors of the Company who are not otherwise employed by the Company or an affiliate of the Company are eligible to receive such options. Options granted to non-employee directors are non-discretionary. Each non-employee director is automatically granted an option to purchase 15,000 shares of common stock on the date such non-employee director is elected to the Board of Directors. Additionally, on the date of each annual meeting of the stockholders of the Company, each non-employee director who has been a non-employee director continuously for the preceding year will automatically be granted an option to purchase 7,500 shares of common stock. Each other non-employee director will automatically be granted an option to purchase a number of shares of common stock equal to 7,500 multiplied by a fraction, the numerator of which shall be the number of days such person has been a non-employee director of the Company and the denominator of which shall be 365. The exercise price of options granted to non-employee directors shall be the fair market value of the common stock on the date of grant. Options granted pursuant to the Directors' Plan vest in four equal annual installments beginning one year from the date of grant and are immediately exercisable, subject to repurchase by the Company prior to the vesting of such shares upon the optionee's cessation of service to the Company.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth, for the fiscal years ended December 31, 1996 and 1995, certain compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its five next most highly compensated executive officers whose salary and bonus exceeded $100,000 for the fiscal year ended December 31, 1996 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                                                         COMPENSATION
                                                                            AWARDS
                                                   ANNUAL COMPENSATION   ------------
                                                   -------------------    SECURITIES
                                                    SALARY      BONUS     UNDERLYING       ALL OTHER
       NAME AND PRINCIPAL POSITION          YEAR     ($)         ($)      OPTIONS(#)    COMPENSATION(1)
       ---------------------------          ----   --------    -------   ------------   ---------------
Richard M. Sowar..........................  1996   $120,000    $37,500     130,833(2)          $240
  Chief Executive Officer                   1995    120,000     37,500           0              180
Jerry T. Sisson...........................  1996    110,000     37,500      75,000(2)           240
  President and Chief Operating             1995    110,000     50,000           0                0
  Officer
Mark C. Vellequette.......................  1996     90,833     31,250      50,000(2)           240
  Vice President, Finance and               1995     80,000     37,678       8,333(3)            50
  Administration and Secretary
Ronald E. Davidson........................  1996    138,276(4)   3,924      50,000(2)           240
  Vice President, Pacific Rim Sales         1995    150,039(5)       0       8,333(3)           180
Karlheinz Peters..........................  1996    204,107(6)       0      58,333(2)             0
  Vice President, European Sales            1995    174,774(7)       0       8,333(3)             0
Donald E. Sefton..........................  1996    127,578(8)   6,250      75,000(9)           180
     Vice President, North American Sales   1995         --         --          --               --

---------------

(1) Represents matching payments made by the Company to the individual's account under the Company's 401(k) plan.

(2) Options are stock options granted under the Company's 1996 Equity Incentive Plan (the "Incentive Plan") with an exercise price of $5.00 per share. Such options are immediately exercisable subject to repurchase by the Company prior to the vesting of such shares upon the optionee's cessation of service with the Company at the original exercise price paid per share, and vest in four equal annual installments.

(3) Options are incentive stock options granted under the Company's 1996 Amended and Restated 1987 Stock Option Plan (the "Restated Plan") with an exercise price of $3.00 per share. Such options vest in four equal annual installments.

(4) Includes commission in the amount of $48,276 earned in fiscal 1996.

(5) Includes commission in the amount of $60,039 earned in fiscal 1995.

(6) Salary is based on an exchange rate of .6676DM/$ which is based on a five quarter average from the last quarter of 1995 and each of the four quarters in 1996. Includes commission in the amount of $57,235 earned in fiscal 1996.

(7) Salary is based on an exchange rate of .6676DM/$ which is based on a five quarter average from the last quarter of 1995 and each of the four quarters in 1996. Includes commission in the amount of $27,902 earned in fiscal 1995.

(8) Includes commission in the amount of $33,347 earned in fiscal 1996.

(9) Includes: (i) options to purchase 25,000 shares of common stock granted under the Restated Plan with an exercise price of $3.00 per share, (ii) options to purchase 25,000 shares of common stock granted under the Incentive Plan with an exercise price of $5.00 per share and (iii) options to purchase 25,000 shares of common stock granted under the Incentive Plan with an exercise price of $4.75 per share. Such options vest in four equal annual installments. Options granted under the Incentive Plan are immediately exercisable, subject to repurchase by the Company prior to the vesting of such shares upon the optionee's cessation of service with the Company at the original exercise price paid per share.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information regarding options granted to each of the Named Executive Officers during the fiscal year ended December 31, 1996:

                                                           PERCENT OF
                                                              TOTAL
                                        NUMBER OF            OPTIONS
                                        SECURITIES           GRANTED
                                    UNDERLYING OPTIONS   TO EMPLOYEES IN   EXERCISE PRICE
               NAME                    GRANTED (#)         1996 (%)(1)      ($/SHARE)(2)     EXPIRATION DATE
               ----                 ------------------   ---------------   --------------   -----------------
Richard M. Sowar..................        80,000              12.16%           $5.00        October 16, 2006
                                          50,833               7.73             5.00        October 16, 2006
Jerry T. Sisson...................        64,999               9.88             5.00        October 16, 2006
                                          10,001               1.52             5.00        October 16, 2006
Mark C. Vellequette...............        50,000               7.60             5.00        October 16, 2006
Ronald E. Davidson................        50,000               7.60             5.00        October 16, 2006
Karlheinz Peters..................        58,333               8.87             5.00        October 16, 2006
Donald E. Sefton..................        25,000               3.80             3.00        January 23, 2001
                                          25,000               3.80             5.00        October 16, 2006
                                          25,000               3.80             4.75        November 13, 2006

---------------

(1) Based on 657,872 options granted in 1996.

(2) The exercise price per share of options granted was equal to the fair market value of the common stock on the date of grant as determined by the Company's Board of Directors.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to (i) the exercise of stock options by the Named Executive Officers during the fiscal year ended December 31, 1996, (ii) the number of securities underlying unexercised options held by the Named Executive Officers as of December 31, 1996 and (iii) the value of unexercised in-the-money options (i.e., options for which the fair market value of the common stock at December 31, 1996 exceeded the exercise price) as of December 31, 1996:

                                                           NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                            SHARES              OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                          ACQUIRED ON         FISCAL YEAR-END             FISCAL YEAR-END(1)
                                           EXERCISE     ---------------------------   ---------------------------
                  NAME                        (#)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                  ----                    -----------   -----------   -------------   -----------   -------------
Richard M. Sowar........................       0          130,833             0         $32,708             --
Jerry T. Sisson.........................       0          104,165        20,834          84,371        $46,877
Mark C. Vellequette.....................       0           68,747         6,252          54,681         14,067
Ronald E. Davidson......................       0           64,582        10,417          45,310         23,438
Karlheinz Peters........................       0           66,665         8,334          33,330         18,752
Donald E. Sefton........................       0           56,250        18,750          32,813         42,188

---------------

(1) Based on the fair market value of the Common Stock as of December 31, 1996 as reported on the American Stock Exchange ($5.25), minus the exercise price, multiplied by the number of shares underlying the option.

EMPLOYMENT AGREEMENT

     The Company entered into an employment agreement with Karlheinz Peters, an executive officer of the Company, on May 5, 1993. This agreement provides for
(i) a base salary of DM200,000, equivalent to U.S. $146,872 based on a five quarter average exchange rate from the last quarter of 1995 and each of the four quarters in 1996, (ii) a bonus based on Mr. Peters' attainment of certain specified objectives, as well as on the Company's net income in any specified period, (iii) monthly commission based on new account revenue generated by Mr. Peters, (iv) an automobile and (v) the payment of standard benefits in accordance with German law and usual German business practice. The agreement may be terminated by either the Company or Mr. Peters, provided that written notification of such termination is rendered by at least six weeks prior to the Company's fiscal quarter end.

                              CERTAIN TRANSACTIONS

     In October 1996, immediately prior to the closing of the Company's initial public offering, New York Life Insurance Company ("New York Life"), a holder of 5% or more of the Company's common stock, exercised a warrant to purchase 30,000 shares of the Company's Series B Preferred Stock at an aggregate purchase price of $112,500. Additionally, at the time of the Company's initial public offering, New York Life purchased 200,000 shares of the Company's common stock.

     In October 1996, upon the effectiveness of the Company's initial public offering, pursuant to authority granted by the Company's Restated Bylaws, the Company entered into indemnification agreements (the "Indemnification Agreements") with its existing directors and executive officers. The Company entered into Indemnification Agreements with H. Robert Gill and M. Thomas Hull at the time they became directors of the Company in December 1996. Subject to the provisions of the Indemnification Agreements, the Company shall indemnify and advance expenses to such directors and executive officers in connection with their involvement in any event or occurrence which arises in their capacity as, or as a result of, their position with the Company.

     In April 1996 (i) New York Life exercised a warrant to purchase 18,344 shares of the Company's common stock at an aggregate purchase price of $70,444 and (ii) Nazem and Company II, L.P., a holder of 5% or more of the Company's Common Stock, exercised a warrant to purchase 83,645 shares of the Company's common stock at an aggregate purchase price of $321,198.

     In February 1996, the Company and New York Life entered into a Loan and Security Agreement (the "1996 Loan Agreement") whereby the Company issued New York Life a convertible promissory note in the principal amount of $100,000 (the "1996 Note"). Additionally, pursuant to the terms of the 1996 Loan Agreement, the Company issued New York Life a warrant to purchase 10,000 shares of Series D Preferred Stock (the "Series D Stock") with an exercise price of $8.22 per share, subject to adjustment, which expires in February 2003. All outstanding principal, together with all accrued interest, under the 1996 Note was paid in full by the Company in June 1996.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

     A copy of the Company's Annual Report for the fiscal year ended December 31, 1996 is being transmitted herewith, by order of the Board of Directors, but does not constitute part of the proxy solicitation materials.

                                            By Order of the Board of Directors

                                                 /s/ MARK C. VELLEQUETTE
                                            ------------------------------------
                                                    Mark C. Vellequette
                                                         Secretary

April   , 1997

                                                                       EXHIBIT A

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            SPATIAL TECHNOLOGY INC.

     Spatial Technology Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

          1. The name of the corporation is Spatial Technology Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State was July 7, 1986.

          2. The Restated Certificate of Incorporation restates and further amends the Certificate of Incorporation of this corporation by restating the text of the original Certificate of Incorporation in full to read as follows:

                                      "I.

     The name of this corporation is Spatial Technology Inc.

                                      II.

     The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of the registered agent of the corporation in the State of Delaware at such address is The Corporation Trust Company.

                                      III.

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                      IV.

     A. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is Twenty-Five Million (25,000,000) shares. Twenty-Two Million Five Hundred Thousand (22,500,000) shares shall be Common Stock, each having a par value of one cent ($.01). Two Million Five Hundred Thousand (2,500,000) shares shall be Preferred Stock, each having a par value of one cent ($.01).

     B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate (a "Preferred Stock Designation") pursuant to the Delaware General Corporation Law, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                       V.

     For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

     A. 1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted by the Board of Directors.

     2. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided into three (3) classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting following the 1997 Annual Meeting of Stockholders, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three (3) years. At the second annual meeting of stockholders following the 1997 Annual Meeting of Stockholders, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three (3) years. At the third annual meeting of stockholders following the 1997 Annual Meeting of Stockholders, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three (3) years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three (3) years to succeed the directors of the class whose terms expire at such annual meeting. Each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     3. Subject to the rights of the holders of any series of Preferred Stock, the Board of Directors or any individual director may be removed from office at any time (i) with cause by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of voting stock of the corporation, entitled to vote at an election of directors (the "Voting Stock") or (ii) without cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all the then-outstanding shares of the Voting Stock.

     4. Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

     B. 1. Subject to paragraph (h) of Section 43 of the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock. The Board of Directors shall also have the power to adopt, amend, or repeal Bylaws.

     2. The directors of the corporation need not be elected by written ballot unless the Bylaws so provide.

     3. No action shall be taken by the stockholders of the corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws. No action shall be taken by the stockholders by written consent.

     4. Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption), and shall be held at such place, on such date, and at such time as the Board of Directors shall fix.

     5. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation.

                                      VI.

     A. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     B. Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                      VII.

     A. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B. of this
Article VII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

     B. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, and VII."

     1. This Restated Certificate of Incorporation was duly adopted by written consent of the stockholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware and written notice of the adoption of this Restated Certificate of Incorporation has been given as provided by Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

     IN WITNESS WHEREOF, said Spatial Technology Inc. has caused this Certificate to be signed by Mark C. Vellequette, its Vice President, Finance and
Administration this   day of           , 1997.

                                            SPATIAL TECHNOLOGY INC.

                                                 /s/ MARK C. VELLEQUETTE

                                            ------------------------------------
                                                    MARK C. VELLEQUETTE
                                                VICE PRESIDENT, FINANCE AND
                                                       ADMINISTRATION

                            SPATIAL TECHNOLOGY INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 8, 1997

         The undersigned hereby appoints Richard M. Sowar and Mark C. Vellequette and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Spatial Technology Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Spatial Technology Inc. to be held at the Regal Harvest House, 1345 28th Street, Boulder, Colorado on Thursday, May 8, 1997 at 9:00 a.m., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.
         UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.
         MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED
BELOW.
Proposal 1:      To elect six directors to hold office until the 1998 Annual
                 Meeting of Stockholders.

                 / / FOR all nominees listed below                / / WITHHOLD AUTHORITY to vote for all nominees listed below.
                     (except as marked to the contrary below).

                          NOMINEES:  Fred F. Nazem, Richard M. Sowar, Jerry T.
Sisson, Philip E. Barak, H. Robert Gill, M. Thomas Hull.
To withhold authority to vote for any nominee(s) write such nominee(s)' name below:
________________________________________________________________________________
________________________________________________________________________________

                   (Continued and to be signed on other side)





                         (Continued from other side)
         MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.
PROPOSAL 2:  To approve an amendment to the Company's Restated Certificate of
             Incorporation to provide for the classification of the Board into three classes with staggered terms.

      / / FOR                    / / AGAINST               / / ABSTAIN

         MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 3.
PROPOSAL 3:  To ratify selection of BDO Seidman, LLP as independent accountants of the Company for its fiscal year ending June 30, 1997.

      / / FOR                    / / AGAINST               / / ABSTAIN

                                        DATED _________________________, 19_____
                                        ________________________________________
                                        ________________________________________
                                                        SIGNATURE(S)

                                        Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.
PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN
ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.